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                                                                    Exhibit 23.3

CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the use of our report dated March 31, 1998 covering the audited combined financial statements of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. included in Tesoro Petroleum Corporation's Form S-4, dated July 24, 1998, and to the reference to our Firm under the heading "Experts" in this Registration Statement.



                                                         /s/ ARTHUR ANDERSEN LLP

                                                             ARTHUR ANDERSEN LLP

Honolulu, Hawaii
July 24, 1998